Exhibit 10.1

THIRD AMENDMENT

TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of March 31, 2016 (this “Amendment”), is among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANAFUACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech”), and ATSCO HOLDINGS CORPORATION, a Delaware corporation (“ATSCO”, and together with P&F, Florida Pneumatic and Hy-Tech, collectively, “Borrowers” and each, a “Borrower”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation (“Green”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”), WILP HOLDINGS, INC., a Delaware corporation (“WILP”), EXHAUST TECHNOLOGIES, INC., a Delaware corporation (“Exhaust”), and WOODMARK INTERNATIONAL, L.P., a Delaware limited partnership (“Woodmark”, and together with Continental, Countrywide, Embassy, Green, Pacific, WILP and Exhaust, collectively, “Guarantors” and each, a “Guarantor”), the Lenders (defined below) party to this Agreement, and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, “Agent”).

RECITALS:

A.    Borrowers, Guarantors, the lenders from time to time party thereto (collectively, the “Lenders”) and Agent have entered into an Amended and Restated Loan and Security Agreement dated as of August 12, 2014 (as amended, restated, supplemented, or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.     Borrowers have requested that Agent and the Lenders amend certain provisions of the Loan Agreement and to permit certain Distributions.

C.     Subject to the terms and conditions set forth below, Agent and the Lenders party hereto are willing to amend the Loan Agreement as set forth herein.

In furtherance of the foregoing, the parties agree as follows:

Section 1.      AMENDMENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Loan Agreement is amended as follows:

(a)    The following new definition is inserted in Section 1.1 of the Loan Agreement in the appropriate alphabetical position therein:

“Special Distribution: a one-time Distribution in an amount not to exceed the lesser of $0.50 per share or $1,800,000, declared on March 8, 2016 and made on or before April 15, 2016.”

(b)   The existing definition of “Fixed Charges,” in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Fixed Charges: the sum of interest expense (other than payment-in-kind), principal payments made on Borrowed Money (other than prepayments of Revolver Loans pursuant to Section 5.2 to the extent the Revolver Commitments are not permanently reduced by a corresponding amount pursuant to Section 2.1.4 ), and Distributions made (other than the Special Distribution).”

(c)   The existing Section 10.2.4 of the Loan Agreement is hereby amended by deleting Section 10.2.4 in its entirety and replacing it with the following:

“10.2.4 Distributions; Upstream Payments; Executive Compensation. Declare or make any Distributions or pay executive compensation, except (a) Upstream Payments, (b) Distributions of Equity Interests that do not result in a Change of Control, (c) executive compensation, including incentive compensation, and management and directors’ fees and expenses consistent with past practice and, in the case of incentive compensation, with any incentive plans approved by the Board of Directors of P&F as set forth on Schedule 10.2.4 or as subsequently approved by such Board (or a committee thereof) and such Board’s independent compensation consultant reasonably satisfactory to Agent, (d) the Special Distribution, and (e) commencing with the Fiscal Quarter ending March 31, 2016, quarterly Distributions to the holders of the Equity Interests of P&F in an amount not to exceed the lesser of $0.05 per share or $200,000; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15.”

The amendments to the Loan Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Agreement are intended to be affected hereby.

Section 2.      CONDITIONS PRECEDENT. The parties hereto agree that the amendments set forth in Section 1 above shall not be effective until the satisfaction of each of the following conditions precedent (the date of such satisfaction, the “Effective Date”):

(a)   Documentation. Agent shall have received (i) a counterpart of this Amendment, duly executed and delivered by Borrowers, Guarantors and all of the Lenders then party to the Loan Agreement, and (ii) such other documents and certificates as Agent or its counsel may reasonably request relating to the organization, existence and good standing of Obligors, the authorization of this Amendment and any other legal matters relating to any Obligor or the transactions contemplated hereby.

(b)   Fees and Expenses. All fees and expenses of counsel to Agent estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

Section 3.      REPRESENTATIONS AND WARRANTIES.

(a)   In order to induce Agent and the Lenders to enter into this Amendment, each Borrower represents and warrants to Agent and the Lenders as follows:

(i)    The representations and warranties made by such Borrower in Section 9 of the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct on and as of such earlier date.

(ii)    No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment.

(b)   In order to induce Agent and the Lenders to enter into this Amendment, each Borrower and each Guarantor represents and warrants to Agent and the Lenders that (i) this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation and (ii) the execution, delivery and performance by each Borrower and each Guarantor of this Amendment (w) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or third party, except for (A) such as have been obtained or made and are in full force and effect or (B) the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, (x) do not and will not violate any Applicable Law or the Organic Documents of such Borrower or such Guarantor, except to the extent that such violation would not reasonably be expected to result in a Material Adverse Effect, (y) do not and will not violate or result in a default under any indenture or any other agreement, instrument or other evidence of Material Indebtedness, except to the extent that such default would not reasonably be expected to result in a Material Adverse Effect, and (z) do not and will not result in the creation or imposition of any Lien on any asset of any Obligor, except Liens created under the Loan Documents.

Section 4.      MISCELLANEOUS.

(a)   Ratification and Confirmation of Loan Documents. Each Borrower and each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Guarantor, the continuation of its payment and performance obligations under the guaranties set forth in Section 15 of the Loan Agreement upon and after the effectiveness of the amendments contemplated hereby and, with respect to each Borrower and each Guarantor, the continuation and extension of the liens granted under the Loan Agreement and Security Documents to secure the Obligations). Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, or Agent under the Loan Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Obligors under the Loan Documents, in each case, as amended by this Amendment. This Amendment shall for all purposes constitute a Loan Document.

(b)   Fees and Expenses. Borrowers shall pay on demand all reasonable costs and expenses of Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent.

(c)   Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d)   Governing Law; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 14.13, 14.14 and 14.15 of the Loan Agreement.

(e)   Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f)   Notices. All communications and notices hereunder shall be given as provided in the Loan Agreement as amended hereby.

(g)   Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in a writing signed by Agent for such purpose.

(h)   Enforceability; Severability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction

(i)   Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Borrower, each Guarantor, Agent, each Lender and their respective successors and assigns (subject to Section 13 of the Loan Agreement).

(j)   Guarantor Acknowledgement. Each Guarantor hereby: (i) consents to this Amendment and to the changes to the Loan Agreement to be effected by this Amendment; (ii) acknowledges that this Amendment does not in any way modify, limit, or release any of its obligations under the Loan Agreement; and (iii)  acknowledges that its consent to any other modification to any Loan Document will not be required as a result of the consent set forth in this Section 4 having been obtained, except to the extent, if any, required by the specific terms of that Loan Document.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

The following parties have caused this Third Amendment to Amended and Restated Loan and Security Agreement to be executed as of the date first written above.

BORROWERS:

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING
CORPORATION
HY-TECH MACHINE, INC.
ATSCO HOLDINGS CORPORATION

By: /s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

GUARANTORS:

CONTINENTAL TOOL GROUP, INC.
COUNTRYWIDE HARDWARE, INC.
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.
PACIFIC STAIR PRODUCTS, INC.
EXHAUST TECHNOLOGIES, INC.
WILP HOLDINGS, INC.

By: /s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

WOODMARK INTERNATIONAL, L.P.

By: Countrywide Hardware, Inc.

By: /s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: Vice President

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Signature Page

AGENT AND LENDERS:

CAPITAL ONE, NATIONAL ASSOCIATION, as Agent and Lender

By: /s/ Jon Oldham
Name: Jon Oldham
Title: Senior Director

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Signature Page